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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

      --------------------------------------------------------------

                                  FORM 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): March 12, 2002
                                                        (March 5, 2002)

                         KNIGHT TRADING GROUP, INC.
      --------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

   DELAWARE                   001-14223          22-3689303
   ------------               ---------         ----------------
   (State or other           (Commission        (IRS Employer
   jurisdiction of           File Number)       Identification No.
   incorporation)

              525 Washington Boulevard, Jersey City, NJ 07310
          --------------------------------------------------------
                 (Address of principal executive offices) (Zip Code)

                               (201) 222-9400
            (Registrant's telephone number, including area code)

                         Knight Trading Group, Inc.
                         Current Report on Form 8-K

 Item 5.        Other Events

In our Form 8-K filing of November 30, 2000, we noted that we were named as a defendant in a putative class action entitled Prager v. Knight Trading Group,
                                              ------    ---------------------
Inc. et al. In general, the complaint alleged that the Company improperly traded
-----------
securities for its own account in advance of trading securities for broker/dealer clients. Upon our motion, and pursuant to an Order of the United States District Court, District of New Jersey, dated July 17, 2001, the action was dismissed with prejudice. The plaintiff then appealed the dismissal by filing a Notice of Appeal in August 2001. To avoid the time and expense involved with the Appeal, we have reached a mutually agreeable settlement with the plaintiff for an amount, not material to us, and plaintiff has dismissed the appeal with prejudice.

Further, on March 5, 2002 upon the Company's motion, Judge Katherine Hayden of the United States District Court, District of New Jersey, ordered the dismissal with prejudice of the previously disclosed consolidated class action, Patricia
                                                                      --------
Murray et al v. Knight Trading Group, Inc. et al., brought against the Company
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and certain current and former officers and directors. This action concerned, among other things, statements allegedly made by Company employees with respect to projected earnings during the third quarter of 2000. We note that in accordance with the Federal Rules of Appellate Procedure, the plaintiff has thirty days from the entry of judgment to file a Notice of Appeal.

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Item 7.  Financial Statements and Exhibits.

a.     Financial Statements

                                  Not required

b.     Pro forma Financial Information

                                  Not required

c.     Exhibits

                                  Not required


                                 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned's duly authorized signatory.

Dated: March 12, 2002

                                 KNIGHT TRADING GROUP, INC.

                                 By:  /s/ Michael T. Dorsey
                                      ------------------------
                                 Name:  Michael T. Dorsey
                                 Title: Senior Vice President, General Counsel
                                        and Secretary